Exhibit 4.1

Execution Version

THIRD SUPPLEMENTAL INDENTURE

Dated as of December 22, 2023

to

INDENTURE

Dated as of November 22, 2017

Among

FIVE POINT OPERATING COMPANY, LP,

FIVE POINT CAPITAL CORP.,

THE GUARANTORS PARTY HERETO

and

COMPUTERSHARE TRUST COMPANY, N.A.,

As Trustee

7.875% SENIOR NOTES DUE 2025

THIS THIRD SUPPLEMENTAL INDENTURE, dated as of December 22, 2023 (this “Third Supplemental Indenture”), is among Five Point Operating Company, LP, a Delaware limited partnership (the “Issuer”), Five Point Capital Corp., a Delaware corporation (the “Co-Issuer” and, together with the Issuer, the “Issuers”), the Guarantors party hereto (the “Guarantors”) and Computershare Trust Company, N.A., as trustee (the “Trustee”).

RECITALS:

WHEREAS, the Issuers have entered into an indenture, dated as of November 22, 2017, among the Issuers, the Guarantors and the Trustee (as successor to Wells Fargo Bank, National Association) (the “Base Indenture” and as supplemented by the First Supplemental Indenture (as defined below) and as further supplemented by the Second Supplemental Indenture (as defined below), the “Indenture”) providing for the issuance by the Issuers of $450,000,000 aggregate principal amount of 7.875% Senior Notes due 2025 (the “Initial Notes”);

WHEREAS, the Issuers have entered into the First Supplemental Indenture (the “First Supplemental Indenture”), dated as of November 30, 2017, among the Issuers, the Guarantors and the Trustee (as successor to Wells Fargo Bank, National Association), providing for issuance by the Issuers of an additional $50,000,000 aggregate principal amount of 7.875% Senior Notes due 2025 (the “First Tack On Notes”) and the Second Supplemental Indenture (the “Second Supplemental Indenture”), dated as of July 26, 2019, among the Issuers, the Guarantors and the Trustee (as successor to Wells Fargo Bank, National Association), providing for issuance by the Issuers of an additional $125,000,000 aggregate principal amount of 7.875% Senior Notes due 2025 (the “Second Tack On Notes” and, together with the Initial Notes and the First Tack On Notes, the “Notes”);WHEREAS, the Issuers have solicited consents from the Holders (as defined in the Indenture) of the Notes to certain proposed amendments to the Indenture as set forth in Article I to this Third Supplemental Indenture (the “Proposed Amendments”), in accordance with the terms and conditions of the Exchange Offer Memorandum and Consent Solicitation Statement, dated as of December 11, 2023 (the “Exchange Offer Memorandum”);

WHEREAS, Section 9.02 of the Indenture provides that, with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding, the Issuers, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes in accordance with such Section 9.02;

WHEREAS, the Holders of a majority in aggregate principal amount of outstanding Notes (the “Requisite Consent”) have validly tendered, and not withdrawn, their consents to the adoption of the Proposed Amendments to be effectuated by this Third Supplemental Indenture in accordance with the provision of the Indenture (as evidenced by the certification of the exchange agent attached to the Officer’s Certificate (referred to below) delivered to the Trustee as of the date hereof), and the Issuers, having received the Requisite Consent for the Proposed Amendments for the Notes, desire to amend the Indenture as provided in this Third Supplemental Indenture in respect of the Notes; and

WHEREAS, the Issuers have heretofore delivered or are delivering contemporaneously herewith to the Trustee an Officer’s Certificate and an Opinion of Counsel described in Section 7.02 and Section 12.03 of the Indenture;

NOW, THEREFORE, in consideration of the foregoing and notwithstanding any provision of the Indenture which, absent this Third Supplemental Indenture, might operate to limit such action, the parties hereto, intending to be legally bound hereby, agree as follows:

ARTICLE I

AMENDMENTS

Section 1.1 Amendments to the Base Indenture.

The Base Indenture is hereby amended as it relates to the Notes to delete the following sections in their entirety, and, in the case of each such section, insert in lieu thereof the phrase “[Intentionally Omitted]” and any and all references thereto (including any definitions the references to which would be eliminated as a result of such deletions), and any and all obligations thereunder, and any events of default related thereto are hereby deleted throughout the Indenture as they relate to the Notes and such sections and references shall be of no further force or effect as they relate to the Notes:

(1)	Section 3.09—“Offers to Repurchase by Application of Excess Proceeds”;

(2)	Section 4.03—“Reports”;

(3)	Section 4.04—“Compliance Certificate”;

(4)	Section 4.05—“Corporate Existence”;

(5)	Section 4.06—“Payment of Taxes”;

(6)	Section 4.07—“Stay, Extension and Usury Laws”;

(7)	Section 4.08—“Restricted Payments”;

(8)	Section 4.09—“Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”;

(9)	Section 4.10—“Incurrence of Indebtedness and Issuance of Preferred Stock”;

(10)	Section 4.11—“Asset Sales”;

(11)	Section 4.12—“Transactions with Affiliates”;

(12)	Section 4.13—“Liens”;

(13)	Section 4.14—“Permitted Business Activities”;

(14)	Section 4.15—“Offer to Repurchase upon Change of Control”;

(15)	Section 4.16—“Future Guarantors”;

(16)	Section 4.17—“Designation of Restricted and Unrestricted Subsidiaries”;

(17)	Section 4.18—“Effectiveness of Covenants”;

(18)	Section 5.01—“Merger, Consolidation or Sale of Substantially All Assets” (deleting clauses (a)(3), (a)(4), (a)(5), (b)(2), (b)(3), (c)(1) and (c)(2)(a)(iii)); and

(19)	Section 6.01—“Events of Default” (deleting clauses (a)(4), (a)(5), (a)(6), (a)(8) and (a)(9)).

ARTICLE II

MISCELLANEOUS PROVISIONS

Section 2.1 Effect of Supplemental Indenture.

Except as amended hereby, all of the terms of the Indenture shall remain and continue in full force and effect and are hereby confirmed in all respects. From and after the date of this Third Supplemental Indenture, all references to the Indenture (whether in the Indenture or in any other agreements, documents or instruments) shall be deemed to be references to the Indenture as amended and supplemented by this Third Supplemental Indenture.

Section 2.2 Concerning the Trustee.

The Trustee hereby accepts this Third Supplemental Indenture and agrees to perform the same under the terms and conditions set forth in the Indenture. The Trustee makes no representation as to and shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Third Supplemental Indenture, the Exchange Offer Memorandum, the Solicitation or the Consents of Holders. All of the provisions contained in the Indenture in respect of the rights, privileges, indemnifications, immunities, powers, and duties of the Trustee shall be applicable in respect of this Third Supplemental Indenture, the execution hereof and the transactions contemplated hereunder as fully and with like force and effect as though fully set forth in full herein.

Section 2.3 Governing Law.

THIS THIRD SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

Section 2.4 Severability.

In case any provision in this Third Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.5 Capitalized Terms.

Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture. The words “herein,” “hereof” and “hereby” and other words of similar import used in this Third Supplemental Indenture refer to this Supplemental Indenture as a whole and not to any particular section hereof.

Section 2.6 Counterpart Originals.

The parties may sign any number of copies of this Third Supplemental Indenture (and to any document executed in connection with this Third Supplemental Indenture shall be valid, binding, and enforceable against a party only when executed and delivered by an authorized individual on behalf of the party by means of (i) any electronic signature permitted by the federal Electronic Signatures in Global and National Commerce Act, state enactments of the Uniform Electronic Transactions Act, and/or any other relevant electronic signatures law, including relevant provisions of the Uniform Commercial Code/UCC (collectively, “Signature Law”); (ii) an original manual signature; or (iii) a faxed, scanned, or photocopied manual signature. Each electronic signature or faxed, scanned, or photocopied manual signature shall for all purposes have the same validity, legal effect, and admissibility in evidence as an original manual signature. Each party hereto shall be entitled to conclusively rely upon, and shall have no liability with respect to, any faxed, scanned, or photocopied manual signature, or other electronic signature, of any party and shall have no duty to investigate, confirm or otherwise verify the validity or authenticity thereof. This Third Supplemental Indenture may be executed in any number of counterparts, each of which shall be deemed to be an original, but such counterparts shall, together, constitute one and the same instrument. For avoidance of doubt, original manual signatures shall be used for execution or indorsement of writings when required under the UCC or other Signature Law due to the character or intended character of the writings.

Section 2.7 Headings, etc.

Headings of the Articles and Sections of this Third Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part of this Third Supplemental Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

Section 2.8 Condition of Operation of Amendments.

This Third Supplemental Indenture shall become effective upon execution by the parties hereto, however, the amendments set forth in Article I of this Third Supplemental Indenture shall not become operative unless and until the Issuers have paid the applicable consideration in the Exchange Offer (as defined in the Exchange Offer Memorandum) in respect of all Notes validly tendered and not validly withdrawn and that are accepted by the Issuers in exchange on the settlement date of the Exchange Offer. The Issuers shall provide prompt written notice to the Trustee if this Third Supplemental Indenture has become operative, or if this Third Supplemental Indenture shall not become operative.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Third Supplemental Indenture to be duly executed as of the date first written above.

FIVE POINT OPERATING COMPANY, LP

By:	/s/ Kim Tobler
Name: Kim Tobler
Title: Vice President

FIVE POINT CAPITAL CORP.

By:	/s/ Kim Tobler
Name: Kim Tobler
Title: Vice President

THE SHIPYARD COMMUNITIES, LLC

By: Five Point Operating Company, LP, its Managing Member

By:	/s/ Kim Tobler
Name: Kim Tobler
Title: Vice President

FIVE POINT LAND, LLC

By: Five Point Operating Company, LP, its Sole Manager

By:	/s/ Kim Tobler
Name: Kim Tobler
Title: Vice President

[Signature Page to Third Supplemental Indenture]

FIVE POINT COMMUNITIES MANAGEMENT, INC.

By:	/s/ Kim Tobler
Name: Kim Tobler
Title: Vice President

FIVE POINT COMMUNITIES, LP

By: Five Point Communities Management, Inc., its General Partner

By:	/s/ Kim Tobler
Name: Kim Tobler
Title: Vice President

FIVE POINT HERITAGE FIELDS, LLC

By: Five Point Operating Company, LP, its Sole Member

By:	/s/ Kim Tobler
Name: Kim Tobler
Title: Vice President

[Signature Page to Third Supplemental Indenture]

COMPUTERSHARE TRUST COMPANY, N.A., as Trustee

By:	/s/ Corey J. Dahlstrand
Name: Corey J. Dahlstrand
Title: Vice President

[Signature Page to Third Supplemental Indenture]